UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Form 8-K

current report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 31, 2014

NEWBRIDGE BANCORP

(Exact Name of Registrant as Specified in Charter)

North Carolina	000-11448	56-1348147
State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1501 Highwoods Boulevard, Suite 400, Greensboro North Carolina	27410
(Address of Principal Executive Offices)	(Zip Code)

 Registrant’s telephone number, including area code (336) 369-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INDEX

Page

Item 8.01 - Other Events	3

Item 9.01 – Financial Statements and Exhibits	3

Signatures	3

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ITEM 8.01 OTHER EVENTS.

On March 31, 2014, NewBridge Bancorp (“NewBridge”) issued a press release announcing the redemption of all of its remaining outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“Series A Preferred Stock”). The Series A Preferred Stock was previously issued to the U.S. Treasury in 2008 pursuant to NewBridge’s participation in the Capital Purchase Program. The shares of Series A Preferred Stock were redeemed at the liquidation price of $1,000 per share for a total of $15 million, plus $172,500 of accrued and unpaid dividends.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 - Financial Statements and Exhibits

(d)	Exhibits.

The following exhibit is being filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT
99.1	Press Release issued by NewBridge Bancorp, dated March 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWBRIDGE BANCORP

Dated: March 31, 2014	By:	/s/ Ramsey K. Hamadi
Ramsey K. Hamadi
Senior Executive Vice President and
Chief Financial Officer

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